SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2013 (April 26, 2013)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 26, 2013, National Health Investors, Inc. ("NHI") issued a press release announcing that it has entered into a settlement agreement concerning litigation with two borrowers, ElderTrust of Florida, Inc. ("ElderTrust"), and SeniorTrust of Florida, Inc. ("SeniorTrust"), both Tennessee nonprofit corporations. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein. NHI's transactions with these entities have been previously disclosed in NHI's Forms 10-Q and Forms 10-K and were the subject of a Civil Investigative Demand by the Office of the Tennessee Attorney General issued in November, 2008.

In conjunction with the settlement, which is subject to court approval, NHI has agreed to purchase ElderTrust's eight skilled nursing facilities in Massachusetts and New Hampshire and to lease those facilities to National Healthcare Corporation ("NHC"), the current manager. The consideration for the purchase from ElderTrust involves the cancellation of a note receivable from ElderTrust with a principal balance of $13,741,000 and cash of $23,350,000, which will be drawn on NHI's revolving credit facility. The purchase is expected to be completed as soon as court approval and state licensure is obtained. The triple-net lease with NHC is for an initial term of 15 years at an annual lease amount of $3,450,000, plus a 4% annual escalator based on the increase in facility revenue over a base year. NHC will have the option to purchase the facilities in the twelfth year of the lease for $49,000,000. NHC also agreed to accelerate its purchase of six older skilled nursing facilities currently leased from NHI under terms described in NHI's Form 10-K filed February 15, 2013 from an anticipated purchase in December, 2013 to June, 2013. At the time of this settlement agreement, ElderTrust was paying interest-only amounts of approximately $82,000 per month on NHI's note receivable.

On March 31, 2013, NHI reviewed its notes receivable from SeniorTrust for recoverability by considering the net operating income of SeniorTrust's skilled nursing facilities over the previous twelve months and calculated the estimated value of the collateral for its notes receivable to be approximately $15 million, thereby indicating an impairment charge of approximately $4 million to its previous carrying amount. On April 25, 2013, NHI announced it has agreed to a full settlement (subject to court approval) of its notes receivable from SeniorTrust for $15 million in cash, which NHI plans to reinvest in other healthcare real estate. At the time of this settlement agreement, SeniorTrust was paying interest-only amounts of approximately $83,000 per month on NHI's note receivable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number    Exhibit

99.1        Press Release dated April 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ Roger Hopkins
Name: Roger Hopkins
Title: Principal Financial Officer
Date:    April 26, 2013